Exhibit 99.1

TCR2 Therapeutics Announces Veteran Finance Executive Stephen Webster Joins its Board of Directors

CAMBRIDGE, Mass., May 4, 2020 - TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage immunotherapy company developing the next generation of novel T cell therapies for patients suffering from cancer, today announced the appointment of Stephen Webster to its Board of Directors. With nearly 30 years of biotechnology industry experience in raising capital, business development transactions and operations, Mr. Webster has played important roles as the Chief Financial Officer of Spark Therapeutics, Optimer Pharmacuticals and Adolor Corporation. In connection with Mr. Webster’s arrival, Mitchell Finer, Ph.D., will be stepping down from the Board of Directors effective May 4, 2020 but will continue to serve TCR2 in an advisory capacity.

"We are delighted to welcome in another successful cell and gene therapy executive as Stephen Webster joins our Board of Directors. His distinguished track record of leading companies through periods of growth will prove invaluable at this moment in time as we prepare to present clinical data for our two lead programs,TC-210 and TC-110, and advance a third mono TRuC-T cell therapy towards the clinic," said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics. "His business development transaction expertise will be particularly useful in helping us strike the right partnerships in pursuing our goal of developing innovative T cell therapies for patients suffering from cancer.”

Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, a publicly traded gene therapy biotechnology company, from July 2014 until its acquisition by Roche for $4.3 billion in December 2019. He was previously Senior Vice President (SVP) and Chief Financial Officer of Optimer Pharmaceuticals, a publicly traded biotechnology company, from July 2012 until its acquisition by Cubist Pharmaceuticals in October 2013. Prior to joining Optimer, Mr. Webster served as SVP and Chief Financial Officer of Adolor Corporation, a biopharmaceutical company, from 2008 until its acquisition by Cubist Pharmaceuticals in 2011. Mr. Webster also served in leadership positions in the investment banking healthcare groups of Broadpoint Capital and PaineWebber Incorporated.

Mr. Webster has served as a director of Nabriva Therapeutics AG (formerly Nabriva Therapeutics plc), a publicly traded biopharmaceutical company, since August 2016 and Viking Therapeutics, a publicly traded biopharmaceutical company, since May 2014. Mr. Webster received an A.B. in Economics from Dartmouth College and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

“I am thrilled to become a director of TCR2 Therapeutics, where there is a great opportunity to turn a distinctive TRuC-T cell platform into a series of novel treatments of cancer,” said Mr. Webster. “I look forward to working with the TCR2 leadership team and Board of Directors to add my business development expertise in helping the Company achieve its goal of bringing transformational therapies to people living with serious solid tumors and hematologic malignancies.”

“On behalf of TCR2 and the Board of Directors, I would like to thank Mitchell Finer for his many contributions to the rapid growth of our company,” added Dr. Menzel. “Our strategy to begin with an automated cell therapy manufacturing process benefited from working very closely with Dr. Finer, whose three decades of cell therapy manufacturing leadership provided us a significant competitive advantage in the cell therapy landscape. We look forward to continuing to benefit from his insights as he transitions from a Board member to a consultant.”

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage immunotherapy company developing the next generation of novel T cell therapies for patients suffering from cancer. TCR2’s proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells) specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). In preclinical studies, TRuC-T cells have demonstrated superior anti-tumor activity compared to chimeric antigen receptor T cells (CAR-T cells), while exhibiting lower levels of cytokine release. The Company’s lead TRuC-T cell product candidate targeting solid tumors, TC-210, is currently being studied in a Phase 1/2 clinical trial to treat patients with mesothelin-positive non-small cell lung cancer (NSCLC), ovarian cancer, malignant pleural/peritoneal mesothelioma, and cholangiocarcinoma. The Company’s lead TRuC-T cell product candidate targeting hematological malignancies, TC-110, is currently being studied in a Phase 1/2 clinical trial to treat patients with CD19-positive adult acute lymphoblastic leukemia (aALL) and with aggressive or indolent non-Hodgkin lymphoma (NHL). For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the development of the Company’s product candidates, future business plans and the therapeutic potential of its product candidates and platform.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; TCR2’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, whether TCR2's cash resources will be sufficient to fund TCR2's foreseeable and unforeseeable operating expenses and capital expenditure requirements, the impact of the COVID-19 pandemic on TCR2’s ongoing operations; and other risks set forth under the caption "Risk Factors" in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Director, Investor Relations and Corporate Communications

TCR2 Therapeutics Inc.

(617) 949-5667

carl.mauch@tcr2.com